Exhibit 5.1
                                        Arent Fox Kintner Plotkin & Kahn, PLLC
                                        1050 Connecticut Avenue, NW
                                        Washington, DC 20036-5339
                                        Phone   202/857-6000
                                        Fax     202/857-6395
                                        www.arentfox.com

                                        Arnold R. Westerman
                                        202/857-6243
                                        westerma@arentfox.com



                                                      January 14, 2002


PHC, Inc.
200 Lake Street
Suite 102
Peabody, Massachusetts 01960

Gentlemen:

     We have acted as counsel for PHC, Inc., a Massachusetts corporation ("PHC"), with respect to the Company's Registration Statement on Form S-8, filed by the Company with the Securities and Exchange Commission (the "Commission") in connection with the registration under the Securities Act of 1933 as amended, of
(i) 1,750,000 shares of Class A Common Stock, $.01 par value, subject to the PHC, Inc. 1993 Stock Purchase and Option Plan (the "1993 Option Plan"), (ii) 250,000 shares of Class A Common Stock, $.01 par value, subject to the PHC, Inc. 1995 Employee Stock Purchase Plan, (the "1995 Purchase Plan") and (iii) 250,000 shares of Class A Common Stock, $.01 par value, subject to the PHC, Inc. 1995 Non-Employee Director Stock Option Plan, (the "1995 Director Plan").

     On the basis of such investigation as we have deemed necessary, we are of the opinion that the shares of the Company's Class A common Stock to be sold by the Company under it's 1993 Option Plan, 1995 Purchase Plan and 1995 Director Plan will be, when issued in accordance with the terms of such plans and pursuant to options granted pursuant to the terms of such plans, validly issued, fully paid and nonassessable.

     We hereby consent to the filing of this opinion as an exhibit to such Registration Statement. In giving this consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended.


                                    Very truly yours,

                                    ARENT FOX KINTNER PLOTKIN & KAHN



                                    By /s/ Arnold R. Westerman, member